Exhibit 99.1

Contact:

Christopher Keenan or Jay Carlson

Peregrine Pharmaceuticals, Inc.

(800) 987-8256

info@peregrineinc.com

PEREGRINE PHARMACEUTICALS ANNOUNCES THAT IT HAS DISCOVERED MAJOR DISCREPANCIES IN TREATMENT GROUP CODING BY AN INDEPENDENT THIRD-PARTY VENDOR RESPONSIBLE FOR DISTRIBUTION OF BLINDED INVESTIGATIONAL PRODUCT USED IN ITS BAVITUXIMAB PHASE II SECOND-LINE NON-SMALL CELL LUNG CANCER TRIAL

-- The Company is Currently Conducting a Detailed Review, including Assessing its Impact on Overall Trial Results --

-- Investors Should Not Rely on Previously Reported Clinical Data Disclosed from this Phase II Trial at this Time --

-- These Recent Findings Do Not Impact Other Ongoing Bavituximab Clinical Trials --

Tustin, CA – September 24, 2012 -- Peregrine Pharmaceuticals (NASDAQ: PPHM) announced today that during the course of preparing for an end-of-phase II meeting with regulatory authorities and following recent data announcements from its randomized, double-blind placebo-controlled Phase II trial of bavituximab in second-line non-small cell lung cancer, it discovered major discrepancies between some patient sample test results and patient treatment code assignments. Due to the double-blind nature of the trial, Peregrine was not permitted to have access to either patient group assignments or related product coding information. As part of the trial’s execution, Peregrine contracted with independent third-party contractors to execute treatment group assignments and oversee clinical trial material coding and distribution according to established procedures. A subsequent review of information has determined that the source of these discrepancies appear to have been associated with the independent third-party contracted to code and distribute investigational drug product.

This issue has no impact on its other ongoing bavituximab trials.

Peregrine intends to communicate further as soon as it is able to determine the impact of this issue. In the meantime, investors should not rely on clinical data that the company disclosed on or before September 7, 2012 from its Phase II bavituximab trial in patients with second-line non-small cell lung cancer or any presentations or other documents related to this Phase II trial.

About Peregrine Pharmaceuticals, Inc.

Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative monoclonal antibodies in clinical trials focused on the treatment and diagnosis of cancer. The company is pursuing multiple clinical programs in cancer with its lead product candidate bavituximab and novel brain cancer agent Cotara®. Peregrine also has in-house cGMP manufacturing capabilities through its wholly-owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and biomanufacturing services for both Peregrine and outside customers. Additional information about Peregrine can be found at www.peregrineinc.com.

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that final data from the randomized, double-blind, placebo-controlled Phase IIb may never support future development in second-line NSCLC, the risk that Peregrine may not have or raise adequate financial resources to sustain its operations, and the risk of class action lawsuits or regulatory investigations due to the uncertainty created by the above disclosed discrepancy. It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in the our SEC reports including, but not limited to, the annual report on Form 10-K for the fiscal year ended April 30, 2012 and quarterly report on Form 10-Q for the quarter ended July 31, 2012. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.